Exhibit 99.1

CONTACT:	John Hyre, Investor Relations
Commercial Vehicle Group, Inc.
(614) 289-5157
FOR IMMEDIATE RELEASE
COMMERCIAL VEHICLE GROUP REPORTS
FIRST QUARTER 2008 RESULTS
NEW ALBANY, OHIO, April 23, 2008 — Commercial Vehicle Group, Inc. (Nasdaq: CVGI) today reported revenues of $197.0 million for the first quarter ended March 31, 2008, compared to revenues of $198.8 million for the first quarter of 2007. Operating income for the first quarter was $11.5 million, including a $6.1 million gain on the sale of the Company’s Seattle, Washington facility, compared to $10.6 million for the same period last year. Net income for the first quarter of 2008 was $0.5 million, or $0.02 per diluted share, compared to $3.0 million, or $0.14 per diluted share, in the prior-year quarter. Fully diluted shares outstanding for the quarter were approximately 21.6 million compared to 21.7 million in the prior-year quarter.
“Our first quarter 2008 operating results were better than our expectations due to a slightly higher truck build rate as well as strength in our construction, military and specialty markets,” said Mervin Dunn, president and chief executive officer. “While we remain cautious about the rebound of the North American Class 8 market this year, our focus on the development of other key markets is proving positive for us and will remain an integral part of our strategy as we continue forward,” added Dunn.
Included in the Company’s results for the first quarter of 2008 is a pre-tax non-cash expense of approximately $9.7 million from the marking to market of foreign currency forward exchange contracts, as well as a pre-tax cash-based gain of approximately $6.1 million from the sale of the Company’s Seattle facility.
The Company is increasing its previously disclosed 2008 full year estimates for revenues by approximately $12.0 million to a range of $774.0 to $826.0 million and projected operating income is increasing by approximately $9.5 million to a range of $26.5 to $39.5 million. The Company is maintaining its previously stated fully diluted earnings per share range for the year of $0.10 to $0.50, based on 21.7 million diluted shares. These estimates are based on North American Class 8 truck production levels in the range of 180 thousand to 220 thousand units, an increase of 5 thousand units over previous estimates.
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“We have increased our revenue and operating income estimates as a result of our revised end market and operational expectations for the full year, in addition to the non-operating events from the first quarter,” said Chad M. Utrup, chief financial officer of Commercial Vehicle Group. “Overall, our full year estimates for operating income were increased by about $9.5 million for the year, which is comprised of approximately $3.4 million, or $0.11 per diluted share, for our revised market and performance outlook and approximately $6.1 million, or $0.18, from the sale of our Seattle facility this quarter. These positive adjustments were then offset by the $9.7 million, or $0.29, mark to market expense from the first quarter,” added Utrup.
A conference call to review first quarter results is scheduled for Thursday, April 24, 2008 at 10:00 a.m. ET. To participate, dial (888) 713-4218 using access code 97012458. You can pre-register for the conference call and receive your pin number at:
https://www.theconferencingservice.com/prereg/key.process?key=PJW6X37EP
This call is being webcast by Thomson/CCBN and can be accessed at Commercial Vehicle Group’s Web site at www.cvgrp.com.
A replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (888) 286-8010 using access code 18531483.
About Commercial Vehicle Group, Inc.
Commercial Vehicle Group is a leading supplier of fully integrated system solutions for the global commercial vehicle market, including the heavy-duty truck market, the construction and agriculture market and the specialty and military transportation markets. The Company’s products include suspension seat systems, interior trim systems, such as instrument and door panels, headliners, cabinetry, molded products and floor systems, cab structures and components, mirrors, wiper systems, electronic wiring harness assemblies and controls and switches specifically designed for applications in commercial vehicle cabs. The Company is headquartered in New Albany, OH with operations throughout North America, Europe and Asia. Information about the Company and its products is available on the internet at www.cvgrp.com.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release may contain forward-looking statements about Company estimates for future periods with respect to revenues and earnings per share or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) the Company’s ability to develop or successfully introduce new products; (ii) risks associated with conducting business in foreign countries and currencies; (iii) general economic or business conditions affecting the markets in which the Company serves; (iv) increased competition in the heavy-duty truck market; (v) the Company’s failure to complete or successfully integrate additional strategic acquisitions; (vi) the impact of changes in governmental regulations on our customers or on our business; (vii) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; and (viii) various other risks as outlined in the Company’s SEC filings. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007
	(unaudited)	(unaudited)

REVENUES	$197,004	$198,801

COST OF REVENUES	176,239	172,532

Gross Profit	20,765	26,269

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	15,018	15,554

(GAIN) ON SALE OF LONG-LIVED ASSETS	(6,075)	—

AMORTIZATION EXPENSE	345	103

Operating Income	11,477	10,612

OTHER EXPENSE	9,698	2,320

INTEREST EXPENSE	3,907	3,637

(Loss) Income Before Provision for Income Taxes	(2,128)	4,655

(BENEFIT) PROVISION FOR INCOME TAXES	(2,600)	1,696

Net Income	$472	$2,959

EARNINGS PER COMMON SHARE:
Basic	$0.02	$0.14

Diluted	$0.02	$0.14

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	21,537	21,389

Diluted	21,641	21,663

Reconciliation to Net Income:
Net Income	$472	$2,959
Depreciation & Amortization	4,688	3,729
Interest Expense	3,907	3,637
(Benefit) Provision for Income Taxes	(2,600)	1,696
(Gain) on Sale of Long-Lived Assets	(6,075)	—
Miscellaneous Expense	16	73

Adjusted EBITDA(1)	$408	$12,094

Supplemental Information:
Noncash loss on forward exchange contracts	$9,682	$2,247
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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	March 31,	December 31,
	2008	2007
	(unaudited)	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,530	$9,867
Accounts receivable, net	120,728	107,687
Inventories, net	100,454	96,385
Prepaid expenses	17,459	16,508
Deferred income taxes	17,178	12,989

Total current assets	263,349	243,436

PROPERTY, PLANT AND EQUIPMENT, net	96,969	98,258
GOODWILL	156,341	151,189
INTANGIBLE AND OTHER ASSETS, net	107,072	106,206

TOTAL ASSETS	$623,731	$599,089

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

CURRENT LIABILITIES:
Current maturities of long-term debt	$118	$116
Accounts payable	95,938	93,033
Accrued liabilities	39,181	33,115

Total current liabilities	135,237	126,264

LONG-TERM DEBT, net of current maturities	160,579	159,609
OTHER LONG-TERM LIABILITIES	58,367	47,881

Total liabilities	354,183	333,754

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ INVESTMENT:
Common stock, $0.01 par value per share; 30,000,000 shares authorized; 21,536,814 and 21,536,814 shares issued and outstanding	215	215
Treasury stock purchased from employees; 28,153 shares	(414)	(414)
Additional paid-in capital	178,362	177,421
Retained earnings	89,290	88,818
Accumulated other comprehensive income (loss)	2,095	(705)

Total stockholders’ investment	269,548	265,335

TOTAL LIABILITIES AND STOCKHOLDERS’ INVESTMENT	$623,731	$599,089

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Footnotes to Press Release
(1) Adjusted EBITDA is a non-GAAP financial measure that is reconciled to net income, its most directly comparable GAAP measure, in the accompanying financial tables. Adjusted EBITDA is defined as net earnings before interest, taxes, depreciation, amortization, gains/losses on the early extinguishment of debt, gain/losses on the sale of long-lived assets, miscellaneous income/expenses, restructuring charges and cumulative effect of changes in accounting principle. In calculating Adjusted EBITDA, the Company excludes the effects of gains/losses on the early extinguishment of debt, gains/losses on the sale of long-lived assets, miscellaneous income/expenses, restructuring charges and cumulative effect of changes in accounting principles because the Company’s management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company’s operating performance. The Company’s management utilizes Adjusted EBITDA, in addition to the supplemental information, as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in conformity with GAAP.
The Company’s management uses Adjusted EBITDA, in addition to the supplemental information, as an integral part of its report and planning processes and as one of the primary measures to, among other things:
(i)	monitor and evaluate the performance of the Company’s business operations;

(ii)	facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations;

(iii)	facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv)	review and assess the operating performance of the Company’s management team and as a measure in evaluating employee compensation and bonuses;

(v)	analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(vi)	plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
The Company’s management believes that Adjusted EBITDA, in addition to the supplemental information, is useful to investors as it provides them with disclosures of the Company’s operating results on the same basis as that used by the Company’s management. Additionally, the Company’s management believes that Adjusted EBITDA, in addition to the supplemental information, provides useful information to investors about the performance of the Company’s overall business because the measure eliminates the effects of certain recurring and other unusual or infrequent charges that are not directly attributable to the Company’s underlying operating performance. Additionally, the Company’s management believes that because it has historically provided a non-GAAP financial measure in previous filings, that continuing to include a non-GAAP measure in its filings provides consistency in its financial reporting and continuity to investors for comparability purposes. Accordingly, the Company believes that the presentation of Adjusted EBITDA, when used in conjunction with the supplemental information and GAAP financial measures, is a useful financial analysis tool, used by the Company’s management as described above, that can assist investors in assessing the Company’s financial condition, operating performance and underlying strength. Adjusted EBITDA should not be considered in isolation or as a substitute for net income prepared in conformity with GAAP. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA, as well as the other information in this filing, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.
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